Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Timothy R. Frame, President and Chief Executive Officer and Shelley D. Miller, Executive Vice President and Chief Financial Officer of West End Indiana Bancshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed Amendment No. 1 to the annual report of the Company on Form 10-K/A for the fiscal year ended December 31, 2015 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 1, 2016	/s/ Timothy R. Frame
Date	Timothy R. Frame
President and Chief Executive Officer

April 1, 2016	/s/ Shelley D. Miller
Date	Shelley D. Miller
Executive Vice President and Chief Financial Officer